Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-57640), on Form S-4 (File No. 333-37082) and on Form S-8 (File Nos. 333-61390 and 333-49780) of Exelon Corporation and Subsidiary Companies of our report dated January 29, 2002, except for Note 25 for which the date is March 1, 2002, relating to the financial statements, which is included as an Exhibit in the Current Report on Form 8-K.


PricewaterhouseCoopers LLP

Chicago, Illinois
March 7, 2002